Exhibit 99.1

ImmunityBio Announces Execution of $50 Million Equity Financing with Multiple Institutional Investors

CULVER CITY, Calif., February 15, 2023 — ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company, today announced that it has executed financing to provide further working capital and support its ongoing business operations. The Company entered into a securities purchase agreement for a registered direct offering with multiple institutional investors, providing for the issuance of common stock of ImmunityBio as well as warrants for the purchase of additional shares of common stock of ImmunityBio that is expected to result in gross proceeds at closing of approximately $50 million before deducting any offering-related expenses, subject to customary closing conditions. If fully exercised, the warrants could result in additional gross proceeds of up to $60 million.

Jefferies LLC is acting as the exclusive placement agent for the registered direct offering.

The securities to be sold by the Company are offered under its shelf registration statement on Form S-3 (Registration No. 333-269608). A final prospectus supplement, which contains additional information relating to the offering, will be filed with the SEC and will be on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement may be obtained for free by contacting Jefferies, LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com.

Before investing in this offering, interested parties should read the prospectus supplement, the accompanying prospectus, and the other documents that are incorporated by reference in such prospectus supplement and the accompanying prospectus in their entirety.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ImmunityBio

ImmunityBio is a vertically-integrated, clinical-stage biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases.

N-803 (Anktiva™), ImmunityBio’s lead cytokine fusion protein, is a novel IL-15 superagonist complex and has received Breakthrough Therapy and Fast Track Designations from the U.S. Food and Drug Administration (FDA) for BCG-unresponsive CIS non-muscle invasive bladder cancer (NMIBC). N-803 is currently under review by the FDA for this indication with a Prescription Drug User Fee Act (PDUFA) target date of May 23, 2023.

The company has established GMP manufacturing capacity at scale with cutting-edge cell therapy manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations, and development teams.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the anticipated closing of the equity financing described herein and use of proceeds to be received from such financing, the development of therapeutics for cancers and infectious diseases, data from the clinical trials for certain of ImmunityBio’s product candidates, clinical trial enrollment and results, the regulatory review process and timing thereof, timing of regulatory submissions, timing of meetings with regulators, potential implications to be drawn from clinical trials, potential commercialization of product candidates, ImmunityBio’s product candidates as compared to existing treatment options, and intellectual property protection and patent life, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) whether the equity financing transaction described herein will close on the timeline anticipated, if at all, (ii) whether the FDA will approve ImmunityBio’s filed BLA and the risks and uncertainties associated with the regulatory approval process, (iii) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (iv) ImmunityBio’s ability to retain and hire key personnel, (v) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (vi) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (vii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, (viii) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies, and (ix) the unknown future impact of the COVID-19 pandemic on certain clinical trials or their milestones and/or ImmunityBio’s business operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2022 and the Company’s Form 10-Q filed with the SEC on November 9, 2022, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts

Investors

Sarah Singleton

ImmunityBio, Inc.

844-696-5235, Option 5

Sarah.Singleton@immunitybio.com

Media

Katie Dodge

Salutem

978-360-3151

Katie.Dodge@salutemcomms.com